IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the
Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co.,
the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING
PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO
REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING
CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN
AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This term sheet is not required to, and does not contain all information that is required to be included in the prospectus and the prospectus supplement for the Offered Certificates.  The information in this term sheet is preliminary and is subject to completion or change.

The  information  in this term sheet,  if conveyed  prior to the time of your  commitment to purchase any of the Offered  Certificates, supersedes  information  contained in any prior similar term sheet,  the term sheet  supplement  and any other free writing  prospectus relating to those Offered Certificates.

This term sheet and the related term sheet  supplement is not an offer to sell or a  solicitation  of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

June 28, 2007

Important notice about information presented in any final term sheet for any class of Offered Certificates, the term sheet supplement and the related base prospectus with respect to the Offered Certificates

We provide  information  to you about the Offered  Certificates  in three or more separate  documents that provide  progressively  more detail:

         •        the related base prospectus, dated April 9, 2007, which provides general information,  some of which may not apply to the Offered Certificates;

         •        the term sheet  supplement,  dated June 6, 2007,  which provides  general  information  about series of  certificates issued pursuant to the Depositor's QH program, some of which may not apply to the Offered Certificates; and

         •        this term sheet,  which  describes  terms  applicable  to the classes of Offered  Certificates  described  herein and provides a  description  of certain  collateral  stipulations  regarding  the  mortgage  loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-140610.

This term sheet  provides a very  general  overview  of certain  terms of the  Offered  Certificates  and does not  contain  all of the information  that you should  consider in making your  investment  decision.  To understand  all of the terms of a class of the Offered
Certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the Offered Certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The Offered Certificates are reflected in the table below.

The  information  in this term sheet,  if conveyed  prior to the time of your  contractual  commitment  to purchase  any of the Offered
Certificates,  supersedes any information  contained in any prior similar materials relating to such  certificates.  The information in this term sheet is  preliminary,  and is subject to completion or change.  This term sheet is being  delivered to you solely to provide you with  information  about the  offering of the  certificates  referred to in this term sheet and to solicit an offer to purchase the certificates,  when,  as and if  issued.  Any  such  offer to  purchase  made by you will not be  accepted  and will not  constitute  a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The  certificates  referred to in these  materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such  certificates or any similar security and the  underwriter's  obligation to deliver such  certificates is subject to the terms and conditions of the underwriting  agreement with the issuing entity and the availability of such  certificates  when, as and if issued by the issuing  entity.  You are advised that the terms of the Offered  Certificates,  and the  characteristics  of the mortgage loan pool backing  them,  may change  (due,  among other  things,  to the  possibility  that  mortgage  loans that  comprise  the pool may become delinquent or defaulted or may be removed or replaced and that similar or different  mortgage  loans may be added to the pool, and that one or more classes of certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final prospectus.  You are advised  that  certificates  may not be issued that have the  characteristics  described in these  materials.  The underwriter's  obligation  to sell  such  certificates  to you is  conditioned  on the  mortgage  loans  and  certificates  having  the characteristics  described  in these  materials.  If for any  reason  the  issuing  entity  does not  deliver  such  certificates,  the underwriter  will notify you, and neither the issuing entity nor any underwriter  will have any obligation to you to deliver all or any portion of the  certificates  which you have committed to purchase,  and none of the issuing entity nor any underwriter  will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

None of the issuing entity of the  certificates or any of its affiliates  prepared,  provided,  approved or verified any statistical or numerical  information  presented  herein,  although that  information  may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The Offered  Certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of Offered
Certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market risks  associated  with that class.  The Offered
Certificates  are complex  securities.  You should  possess,  either  alone or  together  with an  investment  advisor,  the  expertise necessary to evaluate the information  contained in this term sheet,  the term sheet supplement and the related base prospectus for the
Offered  Certificates in the context of your financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the  applicable  risk factors in connection  with the purchase of any class of the Offered  Certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

Description of the Offered Certificates

____________________________________________________________________________________________________________________________________________________________________
                                                                                                      Initial         Estimated Avg.
                       Approximate Certificate                            Credit Enhancement     Pass-Through Rate      Life (yrs)      Principal Payment Window
   Certificates       Principal Balance ($) (1)   Ratings (Moody's/S&P)    Percentage(2)(3)            ((4))               ((5))                  ((5))
____________________________________________________________________________________________________________________________________________________________________
        A-1                        336,244,000           Aaa/AAA                43.96%              LIBOR +0.19%           3.25           July 2007 - Dec. 2015
____________________________________________________________________________________________________________________________________________________________________
       A-2                        140,102,000           Aaa/AAA                20.61%              LIBOR +0.23%           3.25           July 2007 - Dec. 2015
____________________________________________________________________________________________________________________________________________________________________
        A-2                        140,102,000           Aaa/AAA                20.61%              LIBOR +0.23%           3.25           July 2007 - Dec. 2015
____________________________________________________________________________________________________________________________________________________________________
        A-3                         84,062,000           Aaa/AAA                 6.60%              LIBOR +0.29%           3.25           July 2007 - Dec. 2015
____________________________________________________________________________________________________________________________________________________________________
        M-1                         10,500,000           Aaa/AA+                 4.85%              LIBOR +0.40%           6.12           Jan. 2011 - Dec. 2015
____________________________________________________________________________________________________________________________________________________________________
        M-2                          7,200,000           Aa1/AA                  3.65%              LIBOR +0.45%           6.11           Jan. 2011 - Dec. 2015
____________________________________________________________________________________________________________________________________________________________________
        M-3                          3,000,000           Aa1/AA-                 3.15%              LIBOR +0.75%           6.11           Jan. 2011 - Dec. 2015
____________________________________________________________________________________________________________________________________________________________________
        M-4                          3,000,000           Aa1/A+                  2.65%              LIBOR +1.15%           6.11           Jan. 2011 - Dec. 2015
____________________________________________________________________________________________________________________________________________________________________
        M-5                          4,200,000           Aa3/A-                  1.95%              LIBOR +1.55%           6.04           Jan. 2011 - Dec. 2015
____________________________________________________________________________________________________________________________________________________________________
        M-6                          3,000,000           A1/ BBB                 1.45%              LIBOR +2.00%           5.78           Jan. 2011 - Feb. 2015
____________________________________________________________________________________________________________________________________________________________________
        M-7                          2,100,000           A3/BBB-                 1.10%              LIBOR +2.00%           5.47           Jan. 2011 - Feb. 2014
____________________________________________________________________________________________________________________________________________________________________
        M-8                          1,800,000          Baa3/BB+                 0.80%              LIBOR +2.00%           5.28           Jan. 2011 - July 2013
____________________________________________________________________________________________________________________________________________________________________

     (1) The Certificate  Principal  Balances are based on projected  scheduled  balances of the Mortgage Loans as of the Cut-off Date and are subject to an aggregate +/- 10% variance on the Certificates.
     (2) Each Credit  Enhancement  Percentage is based on projected  scheduled  balances of the Mortgage  Loans as of the Cut-off Date and is subject to a +/- 0.50% variance.
     (3) Includes fully funded  overcollateralization  of  approximately  0.50%. The Class A-1 Certificates and Class A-2 Certificates
         will each be a super senior class.  The Class A-2 Certificates  will be entitled to additional  credit support from the Class
         A-3  Certificates,  and the  Class  A-1  Certificates  will be  entitled  to  additional  credit  support  from the Class A-2
         Certificates and Class A-3 Certificates.
     (4) The Pass-Through  Rates for the Class A-1, Class A-2 and Class A-3 Certificates  will be adjustable rates equal to the lesser of (i) one-month  LIBOR plus the related  margin (which margin will be multiplied by 2.0 on and after the first  Distribution
         Date  after the  first  possible  Optional  Clean Up Call  Date)  and;  (ii) the Net Rate Cap (as  defined  herein)  for that
         Distribution  Date. The  Pass-Through  Rates for the Class M Certificates  (as defined herein) will be adjustable rates equal to the lesser of (i) one-month  LIBOR plus the related  margin (which margin will be multiplied by 1.5 on and after the first
         Distribution  Date after the first possible  Optional  Clean Up Call Date) and (ii) the Net Rate Cap (as defined  herein) for that Distribution Date.
     (5) Assuming 25% CPR (the "Pricing Prepayment Assumption") and the 10% Clean-up Call is exercised.

Mortgage Pool Description(1)(2)

________________________________________________________________________________________________________________________________________
Aggregate Principal Balance                                                                                             $600,008,792.26
________________________________________________________________________________________________________________________________________
Average Loan Balance                                                                                                        $387,352.35
________________________________________________________________________________________________________________________________________
Number of Loans                                                                                                                    1549
________________________________________________________________________________________________________________________________________
Weighted Average Months to Roll                                                                                                      60
________________________________________________________________________________________________________________________________________
Weighted Average Term to Maturity                                                                                                   360
________________________________________________________________________________________________________________________________________
Gross WAC                                                                                                                        7.327%
________________________________________________________________________________________________________________________________________
Weighted Average Expense Rate before Reset                                                                                       0.425%
________________________________________________________________________________________________________________________________________
Net WAC                                                                                                                          6.902%
________________________________________________________________________________________________________________________________________
Minimum Coupon                                                                                                                   5.750%
________________________________________________________________________________________________________________________________________
Maximum Coupon                                                                                                                   8.375%
________________________________________________________________________________________________________________________________________
Maximum Rate                                                                                                                     9.952%
________________________________________________________________________________________________________________________________________
Gross Margin                                                                                                                     2.252%
________________________________________________________________________________________________________________________________________
Net Margin                                                                                                                       1.827%
________________________________________________________________________________________________________________________________________
Pre Payment Penalty                                                                                                              84.26%
________________________________________________________________________________________________________________________________________
One Year Hard Prepayment Penalties                                                                                               23.21%
________________________________________________________________________________________________________________________________________
Three Year Hard Prepayment Penalties                                                                                             57.66%
________________________________________________________________________________________________________________________________________
One-Month LIBOR Indexed Percent                                                                                                   6.99%
________________________________________________________________________________________________________________________________________
One-Month MTA Indexed Percent                                                                                                    87.54%
________________________________________________________________________________________________________________________________________
One-Year LIBOR Indexed Percent                                                                                                    4.52%
________________________________________________________________________________________________________________________________________
Six-Month LIBOR Indexed Percent                                                                                                   0.95%
________________________________________________________________________________________________________________________________________
FICO                                                                                                                                711
________________________________________________________________________________________________________________________________________
Cash Out Refinance Percent                                                                                                       47.40%
________________________________________________________________________________________________________________________________________
California Percent                                                                                                               60.74%
________________________________________________________________________________________________________________________________________
Primary Residence Percent                                                                                                        86.59%
________________________________________________________________________________________________________________________________________
Single Family and PUD Percent                                                                                                    87.79%
________________________________________________________________________________________________________________________________________
Single Largest Zip Code Percent                                                                                                   0.74%
________________________________________________________________________________________________________________________________________
Largest Individual Loan Balance                                                                                           $4,220,000.00
________________________________________________________________________________________________________________________________________
Original Loan-to-Value Ratio                                                                                                     73.89%
________________________________________________________________________________________________________________________________________
Combined Loan-to-Value Ratio                                                                                                     77.71%
________________________________________________________________________________________________________________________________________
Balloon Percent                                                                                                                   8.09%
________________________________________________________________________________________________________________________________________
Final Maturity Date                                                                                                            6/1/2037
________________________________________________________________________________________________________________________________________

     (1) All percentages calculated herein are percentages of scheduled principal balances as of the Cut-off Date.

Features of the Transaction

  |X|Offering consists of certificates totaling approximately  $595,208,000,  of which approximately $560,408,000 will be rated Aaa/AAA by Moody's and S&P, respectively.

  |X|The amount of credit support for the Class A-1 Certificates will be approximately  43.96%,  for the Class A-2 Certificates will be approximately  20.61%,  for the Class A-3  Certificates  will be  approximately  6.60%,  for the  Class M-1  Certificates  will be approximately  4.85%,  for the Class M-2  Certificates  will be  approximately  3.65%,  for the  Class  M-3  Certificates  will be approximately  3.15%,  for the Class M-4  Certificates  will be  approximately  2.65%,  for the  Class  M-5  Certificates  will be approximately  1.95%,  for the Class M-6  Certificates  will be  approximately  1.45%,  for the  Class  M-7  Certificates  will be approximately 1.10%  and for the Class M-8 Certificates will be approximately 0.80%.

  |X|The collateral is expected to consist primarily of 30-year hybrid adjustable-rate  negative amortization mortgage loans secured by first liens on one- to four-family  residential properties acquired by Residential Funding Company, LLC. The mortgage rate on each mortgage loan is adjustable,  after a specified period after origination during which the mortgage rate is fixed, based on the MTA index,  one-month LIBOR index, six-month LIBOR index or one-year LIBOR index. The initial fixed rate period for all mortgage loans will be five years.

  |X|This  transaction  will contain a swap agreement with an initial swap notional  amount  beginning on the August 2007  Distribution
     Date of approximately  $575,327,680.  The swap notional amount will amortize in accordance with the swap schedule.  Under the swap agreement,  on each Distribution Date prior to the termination of the swap agreement (except for the first Distribution Date), the supplemental  interest  trust will be obligated to pay an amount equal to a per annum rate of 5.465% (on an  actual/360  basis) on the swap notional amount to the swap provider and the  supplemental  interest trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360  basis) on the swap notional amount from the swap provider.  See page 22 for swap agreement details.

Time Table

Cut-off Date:                   June 1, 2007
Closing Date:                   June 28, 2007
Distribution Date:              25th of each month or the next business day if such day is not a business day.
First Distribution Date:        July 25, 2007
Assumed Final Distribution Date:The Distribution Date occurring in July 2037.  The actual final Distribution Date could be substantially earlier.

Key Terms

Issuer:                         RALI Series 2007-QH6 Trust
Depositor:                      Residential Accredit Loans, Inc.
Lead Underwriter:               Goldman, Sachs & Co.
Co-Manager:                     Residential Funding Securities, LLC, a wholly owned subsidiary of Residential Funding Company, LLC
Master Servicer:                Residential Funding Company, LLC
Trustee:                        Deutsche Bank Trust Company Americas
Supplemental Interest Trust     Deutsche Bank Trust Company Americas
Trustee:
Significant Servicers:          Servicers that may subservice 10% or more by principal amount of the mortgage loans include  HomeComings
                                Financial,  LLC, a wholly-owned subsidiary of the Master Servicer.

Swap  Provider:                 Credit Suisse International

Rating Agencies:                Moody's Investor Services, Inc. and Standard & Poor's, a division of the McGraw Hill Companies, Inc.
Type of Issuance:               Public for all the Offered Certificates.
Offered Certificates:           Class A Certificates and Class M Certificates.
Non Offered Certificates:       Class B Certificates.
Class A Certificates:           Class A-1, Class A-2 and Class A-3 Certificates.
Class M Certificates:           Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates
Other Certificates:             The following  Class of "Other  Certificates"  (the Class B Certificates)  which are not offered hereby, will be issued in the indicated approximate original certificate principal balance, and will be subordinate to the Offered Certificates.

 ____________________________________________________________________________________________________________________________
          Certificate(1)            Approximate Certificate Balance($)    Ratings (Moody's/S&P)          Initial Coupon(2)
 ____________________________________________________________________________________________________________________________
                B                              1,800,000                          Ba3/BB-                 LIBOR + 2.00%
 ____________________________________________________________________________________________________________________________

1.       The   Certificate   Principal   Balance   is approximate,  based on the Cut-off Date balances of the Mortgage  Loans, and is subject to a +/- 10% variance in the aggregate.
2.       For the Class B Certificate, the Pass-Through Rates will be an adjustable rate equal to the lesser of (i) one-month LIBOR plus the related margin (which margin will be multiplied by 1.5 on and after the Distribution Date after the first possible Optional Cleanup Call Date) and (ii) the Net Rate
         Cap (as defined herein) for that Distribution Date.

LIBOR Certificates:             Class   A,   Class   M  and   Class  B Certificates

Servicer Advancing:             The Master  Servicer is obligated to advance  delinquent  mortgagor  payments  through the date of liquidation of an REO property to the extent the advance is deemed recoverable.

Delay Days:                     0 day delay on the LIBOR Certificates

Prepayment                      Period:  As to any Distribution  Date, the period  commencing on the 16th day of the month prior to the month in which  that  Distribution  Date  occurs  and ending on the 15th day of the month in which such
                                Distribution Date occurs.

Day Count:                      Actual/360 basis for the LIBOR Certificates

Interest Accrual Period:        For the LIBOR  Certificates  from the prior  Distribution Date to the day prior to the current Distribution Date except for the initialinterest  accrual period for which interest will accrue from the Closing Date.

Compensating Interest:          On each Distribution Date, the Master Servicer is required to cover certain interest  shortfalls as a result of certain prepayments,  by reducing its servicing compensation,  as more fully described in the term  sheet  supplement.  The  reduction  in the  Master  Servicer's  servicing  compensation  for  any
                                Distribution  Date will be limited to an amount equal to the lesser of (i) the master servicing fee and investment earnings on the custodial account and (ii) the product of:

                                                  • 0.1250% multiplied by
                                                  • one-twelfth multiplied by
                                                  • the aggregate stated principal balance of the mortgage loans as of the first day of the prior month.

Pricing Prepayment Assumption:  A 100% prepayment  assumption assumes a constant  prepayment rate, or CPR, of 25% per annum of the then outstanding  principal balance of the mortgage loans in each month thereafter during the life of the mortgage loans.
Excess Spread:
                                The initial weighted  average  adjusted net mortgage rate of the mortgage pool will be greater than the interest  payments on the Offeredand Non Offered Certificates,  resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-off Date and initial marketing spreads:

                                 Initial Gross WAC(1):                                                        7.327%
                                 Less Fees & Expenses:                                                        0.425%
                                 Net WAC(1):                                                                  6.902%
                                 Less Initial Certificate Coupon (Approx.)(2):                                5.556%
                                 Initial Excess Spread(1)(2)(3):                                              1.346%

                                    (1) This amount will vary on each  Distribution  Date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.

                                    (2) Assumes one-month LIBOR equal to 5.32% per annum, initial marketing spreads and a 30-day month.
                                        This  amount  will vary on each  Distribution  Date based on changes  to the  weighted  average
                                        Pass-Through  Rates on the Offered and Non Offered  Certificates  as well as any changes in day count.

                                    (3) For any Distribution Date when the swap agreement is in effect, the excess spread will increase or decrease by the swap inflow or outflow for that  Distribution  Date.  If the swap  agreement were in effect for the first Distribution Date, given an assumption of one-month LIBOR equal to
                                        5.32% per annum,  a swap rate of 5.465% per annum and a swap notional for the first month equal to the  initial  aggregate  certificate  principal  balance  of the  Offered  and  Non  Offered
                                        Certificates, excess spread would decrease by 0.144%.

Collateral Description:         As of June 1, 2007, the aggregate  principal balance of the mortgage loans described herein is approximately $600,008,792.  The interest rates on the mortgage loans adjust monthly,  semi-annually or annually  based on the Mortgage  Index plus the  respective  margin  subject to lifetime  caps (minimum payment  change  will be  limited  to no more than 7.5% of the  previous  payment  amount  prior to any recasts),  after an initial fixed rate period  generally of five years. The mortgage rate on a mortgage loan with an MTA index or a one-month  LIBOR index will reset monthly,  the mortgage rate on a mortgage loan with a Six-Month  LIBOR index will reset  semi-annually  and the mortgage  rate on a mortgage loan with a One-Year LIBOR index will reset  annually.  The minimum  monthly  payment for the mortgage loans will (i) adjust  annually  during the period that commences on the date on which the initial fixed rate period expires and ends on the scheduled recast date (subject to maximum  interest rates,  payment caps and other  limitations)  and (ii) adjust monthly,  semi-annually or annually after the scheduled recast date (subject to maximum  interest  rates and other  limitations).  Prior to the scheduled  recast date
                                (which is the tenth anniversary of the first payment date) or the unscheduled recast date (which is the date on which the  negative  amortization  limit is  reached),  the amount of interest  accruing on the principal  balance of the mortgage  loans may exceed the amount of the minimum  monthly  payment.  As a result, a portion of the accrued interest on any mortgage loan may not be paid. That portion of accrued interest  will become  deferred  interest  that will be added to the  principal  balance of the related mortgage loan and may also be referred to as negative  amortization.  In addition,  beginning initially upon the earlier to occur of the  scheduled  recast date or the  unscheduled  recast date,  the monthly payment due on that  mortgage  loan will be recast.  If the mortgage  loan is recast as a result of the occurrence of the scheduled  recast date,  the mortgage loan will be recast in order to provide for the outstanding  balance  of the  mortgage  loan  to be paid in full  at its  maturity  by the  payment  of substantially equal monthly installments.  If the mortgage loan is recast as a result of the occurrence of the  unscheduled  recast date, the mortgage loan will be recast so that the minimum  monthly payment will be an  interest-only  payment  until the day on which the  scheduled  recast  date  occurs.  These features  may  affect  the rate at which  principal  on these  mortgage  loans is paid and may create a greater  risk of default if the  borrowers  are unable to pay the  monthly  payments  on the  increased principal balances.

                                Each month prior to recast,  the  servicer  will  present to each  borrower  three  payment  options in addition to the minimum  monthly  payment  described  above.  Those  payment  options  will include (i)
                                interest  only  payment;  (ii) full  amortization  payment - the amount  necessary  to pay the loan off
                                (including all principal and interest) on the maturity date in substantially  equal installments at the interest  rate  effective  during  the  preceding  month;  and (iii)  accelerated  payment - the amount necessary to pay the loan off (including all principal and interest)  within a fifteen (15) year period from the first payment due date in  substantially  equal  installments  at the interest rate  effective during the preceding month. Those payment options will only be available to the borrower until the loan is  recast.  If the  loan  recasts  prior  to year 10  because  it has  reached  its  maximum  negative amortization  cap, three payment options will be available until the loan reaches its 10th year.  These three payment  options include (i) interest only payment;  (ii) full  amortization  payment;  and (iii)
                                accelerated  payment.  After year 10,  borrower is obligated to make a monthly payment of principal and interest sufficient to fully amortize the mortgage loan over the remaining term of the mortgage loan.

                                Approximately  8.1% of the mortgage loans have a balloon  feature.  Balloon loans  generally  require a monthly  payment of a  pre-determined  amount that will not fully  amortize the loan until the maturity date, at which time the balloon amount will be due and payable.

The Mortgage Loans:             The Mortgage Loans will be secured by first lien mortgage loans secured by one-to-four family residential properties.  The  mortgage  rates for the loans are fixed for the first five years  after  origination, thereafter  each mortgage rate will adjust monthly,  semi-annually  or annually based on the respective
                                Mortgage  Index plus the  related  margin  subject to  lifetime  caps if any.  All loans are subject to negative amortization.

Expense Fee Rate:               The "Expense Fee Rate" is comprised of primary  servicing fees and a master  servicing fee. The weighted average Expense Fee Rate will be equal to approximately 0.425% per annum.

Optional Clean Up Call:         The Distribution Date on which the aggregate  principal balance of the Mortgage Loans for such Distribution
                                Date becomes less than 10% of the Cut-off Date principal balance of the Mortgage Loans.

Tax Treatment:                  It is anticipated that the Offered and Non Offered Certificates will be treated as REMIC regular interests coupled with interests in a limited recourse national principal contract for U.S. Federal income tax purposes.

ERISA Eligibility:              The Offered  Certificates  are  expected  to be eligible  for  purchase by or with assets of employee benefit plans and other plans and arrangements  that are subject to Title I of ERISA or Section 4975 of the Code,  subject to certain  conditions,  after termination of the Supplemental  Interest Trust which holds the swap agreement. Prior to that time, plans may invest in the Offered Certificates if they meet the requirements of an  investor-based  exemption.  Prospective  investors should review with their own legal  advisors  as to  whether  the  purchase  and  holding of the  Certificates  could give rise to a transaction  prohibited or not  otherwise  permissible  under ERISA,  Section 4975 of the Code or other similar laws.
SMMEA Eligibility:              It is expected that the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates
                                will constitute  "mortgage  related  securities" for purposes of SMMEA and the Class M-6, Class M-7 and
                                Class M-8 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

Minimum Denomination:           $25,000 for the Class A Certificates and $100,000 for the Class M Certificates.
Delivery:                       DTC

Structure of the Offered and Non Offered Certificates

             Credit Enhancement:                         The credit enhancement provided for the Offered and Non Offered Certificates is in the form of net monthly excess cashflow,  subordination, (except in the case of the Non Offered Certificates) overcollateralization, and any net swap payments received pursuant to swap agreement.

             Negative Amortization                       In the event that the minimum  payment made by the borrower does not cover the full interest  required as per the mortgage rate, the unpaid  interest will be added to the outstanding  principal  balance of that mortgage loan in the form of negative  amortization  (referred to herein as the "Deferred Interest") and will reduce the amount of interest  collected on the related  mortgage  loans.
                                                         The amount of Net Deferred  Interest (as defined herein),  if any, for a given month will reduce the amount  available to be distributed as a distribution of interest to the Offered and Non Offered Certificates.

Definitions

             Accrued Certificate Interest:              For any Distribution Date and each class of Offered and Non Offered Certificates, equals the amount of  interest  accrued  during the related  Interest  Accrual
                                                         Period on the related Certificate  Principal Balance immediately prior to such
                                                         Distribution  Date  at  the  related  pass-through  rate,  as  reduced  by any
                                                         prepayment  interest   shortfalls  and  any  shortfalls   resulting  from  the
                                                         application  of the  Servicemembers  Civil  Relief Act (or any  similar  state statutes).

             Principal Prepayment                       The principal portion of all partial and full prepayments received during the related prepayment period.

             Net Monthly Excess Cashflow:               With respect to any  Distribution  Date,  an amount  equal to the sum of (x)
                                                         the excess of the available  distribution  amount for that  Distribution  Date over the sum of (a) the interest  distribution  amount for the certificates on that  Distribution  Date  and (b) the  Principal  Remittance  Amount  for that
                                                         Distribution Date, and (y) the Overcollateralization Reduction Amount, if any,
                                                         for that Distribution Date.

             Required Overcollateralization Amount:     For any Distribution  Date (i) prior to the Stepdown  Date,  an amount equal to
                                                         0.50% of the aggregate  stated  principal  balance of the Mortgage Loans as of the  Cut-off  Date,  (ii) on or  after  the  Stepdown  Date  but  prior to the
                                                         Distribution Date in July 2013 provided a Trigger Event is not in effect,  the greater  of (x)  1.25% of the then  current  aggregate  outstanding  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date and (y) the Overcollateralization Floor, (iii) on or
                                                         after the  Stepdown  Date and on or after the  Distribution  Date in July 2013 provided  a Trigger  Event is not in effect,  the  greater of (x) 1.00% of the then current  aggregate  outstanding  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date and
                                                         (y) the Overcollateralization  Floor, or (iv) on or after the Stepdown Date if a Trigger Event is in effect,  the Required  Overcollateralization  Amount for
                                                         the   immediately   preceding   Distribution   Date.   The  initial   Required
                                                         Overcollateralization Amount will be fully funded on the Closing Date.

             Overcollateralization Floor:               An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, or approximately $3,000,044.

             Excess Overcollateralization Amount:       With respect to any Distribution Date, the excess, if any, of the Overcollateralization
                                                        Amount on that Distribution Date over the Required Overcollateralization Amount on that
                                                        Distribution Date.

             Overcollateralization Amount:              With respect to any  Distribution  Date, the excess,  if any, of (a) the aggregate stated  principal  balance  of the  Mortgage  Loans  before  giving  effect to distributions of principal to be made on that Distribution  Date, over (b) the aggregate  certificate  principal  balance of the Class A, Class M and Class B
                                                         Certificates before taking into account  distributions of principal to be made on that Distribution Date.

             Overcollateralization Increase Amount:     With respect to any Distribution  Date, an amount equal to the lesser of (i) the
                                                         Net Monthly Excess Cashflow for that Distribution Date (to the extent not used
                                                         to  cover  losses)  and  (ii)  the  excess,   if  any,  of  (x)  the  Required
                                                         Overcollateralization   Amount  for  that   Distribution  Date  over  (y)  the
                                                         Overcollateralization Amount for that Distribution Date.

             Net Deferred Interest:                     The excess, if any, of the Deferred Interest on Mortgage Loans over (A) principal prepayments,  (B) interest received on the mortgage loans in excess of (i) the amount of interest payable to the Class A, Class M and Class B Certificates at the  related  pass-through  rates,  (ii) the  Expense  Fee and  (iii) net swap payments  and  certain  swap  termination  payments  (other  than  termination payments  resulting  from a swap  provider  trigger  event)  owed to the  swap provider for the related Distribution Date and (C) net swap receipts available to offset Deferred Interest.

Overcollateralization Reduction         With  respect to any  Distribution  Date for which the Excess Overcollateralization  Amount is,
Amount:                                 or would be, after taking into account all other distributions to be made on that  Distribution
                                        Date,  greater  than  zero,  an  amount  equal  to the  lesser  of (i) the  Excess Overcollateralization
                                        Amount for that Distribution Date, and (ii) the Principal Remittance Amount for that Distribution Date.

Stepdown Date:                          The earlier to occur of (A) the Distribution  Date following the Distribution  Date on which the
                                        Class A  Certificates  have  been  reduced  to  zero  and (B) the  later  to  occur  of (x) the
                                        Distribution  Date  occurring  in July  2010 and (y) the first  Distribution  Date on which the
                                        Senior Enhancement Percentage is equal to or greater than approximately (a) on any Distribution
                                        Date prior to the Distribution  Date in July 2013,  16.500% and (b) on any Distribution Date on
                                        or after the Distribution Date in July 2013, 13.200%.

Senior Enhancement Percentage:          On any  Distribution  Date, the Senior  Enhancement  Percentage  will be equal to a fraction, the numerator of which is the sum of (x) the  aggregate  certificate  principal  balance of the
                                        Class M Certificates and Class B Certificates  immediately  prior to that Distribution Date and
                                        (y) the  Overcollateralization  Amount  immediately  prior to that  Distribution  Date, and the denominator of which is the aggregate stated principal  balance of the Mortgage Loans as of the day immediately preceding such Distribution Date.

The Swap Agreement:                     This  transaction  will contain a swap agreement with an initial swap notional  amount  beginning on the August 2007  Distribution Date of approximately  $575,327,680.  The swap notional amount will  amortize  in  accordance  with the swap  schedule.  Under  the  swap  agreement,  on each
                                        Distribution  Date  prior  to the  termination  of the swap  agreement  (except  for the  first
                                        Distribution Date), the supplemental interest trust will be obligated to pay an amount equal to a per annum rate of 5.465% (on an  actual/360  basis) on the swap  notional  amount to the swap provider and the  supplemental  interest trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis) on the swap notional amount from the swap provider. See page 22 for swap agreement details.

                                        Funds deposited into the Supplemental  Interest Trust on a Distribution Date will include:  the net swap payments owed to the Swap  Provider for such  Distribution  Date and net swap payments from the Swap Provider for such  Distribution  Date. Funds in the  Supplemental  Interest Trust
                                        will be distributed on each Distribution Date in the following order of priority:

                                        (i)      to the Swap Provider,  any net swap payments and certain swap termination payments other than termination payments resulting from a swap provider trigger event) owed for such Distribution Date;

                                        (ii)     to the Class A, Class M and Class B Certificateholders, to pay Accrued Certificate
                                                 Interest according to the "Interest  Distributions" section, to the extent unpaid from other available funds;

                                        (iii)    to the Class A, Class M and Class B Certificateholders,  to pay principal according to the "Principal  Payments",  but only to the extent of realized losses and necessary to cause the overcollateralization to be maintained at the required overcollateralization amount  (prior to  distribution  of any amounts  due), to the extent unpaid from other available funds;

                                        (iv)     to the Class A, Class M and Class B Certificateholders,  to pay Interest Carry Forward
                                                 Amounts  and Basis Risk  Shortfalls  according  to the  section  "Net  Monthly  Excess
                                                 Cashflow Distributions", to the extent unpaid from other available funds;

                                        (v)      to pay to the holders of the Class A-2 Certificates first, then to the holders of the
                                                 Class A-3 Certificates,  then to the holders of the Class M Certificates,  in order of priority,  and then to the holders of the Class B Certificates,  the principal portion of any realized losses previously allocated thereto that remain  unreimbursed,  to the extent unpaid from other available funds;

                                        (vi)     to the Swap Provider, any termination payments resulting from a swap provider trigger event owed  for such Distribution Date; and

                                        (vii)    to the holders of the Class SB Certificates, any remaining amounts.

Trigger Event:                          A Trigger Event is in effect on any Distribution  Date if (i) on that  Distribution  Date the
                                        Sixty-Plus  Delinquency  Percentage  equals  or  exceeds  40%  of  the  prior  period's  Senior
                                        Enhancement  Percentage for the Class A Certificates  to be specified in the Prospectus or (ii)
                                        during such period,  the aggregate  amount of realized  losses  incurred since the Cut-off Date through  the last day of the  related  prepayment  period  divided by the  aggregate  scheduled principal  balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative  Realized Loss
                                        Percentage") exceeds the amounts set forth below:

               Distribution Date                  Cumulative Realized Loss Percentage:
               July 2009 - June 2010             0.150% for the first month, plus an additional 1/12th of 0.150%
                                                 for each month thereafter (e.g., approximately 0.163% in August 2009)
               July 2010 - June 2011             0.300% for the first month, plus an additional 1/12th of 0.200%
                                                 for each month thereafter (e.g., approximately 0.317% in August 2010)
               July 2011 - June 2012             0.500% for the first month, plus an additional 1/12th of 0.250%
                                                 for each month thereafter (e.g., approximately 0.521% in August 2011)
               July 2012 - June 2013             0.750% for the first month, plus an additional 1/12th of 0.250%
                                                 for each month thereafter (e.g., approximately 0.771% in August 2012)
               July 2013 - June 2014             1.000% for the first month, plus an additional 1/12th of 0.100%
                                                 for each month thereafter (e.g., approximately 1.008% in August 2013)
               July 2014 and thereafter          1.100%

 Sixty-Plus Delinquency Percentage:     With respect to any  Distribution  Date on or after the Stepdown Date, the arithmetic  average, for each of the three  Distribution  Dates ending with such Distribution Date, of the fraction, expressed as a percentage,  equal to (x) the aggregate stated principal balance of the Mortgage
                                        Loans that are 60 or more days  delinquent  in  payment  of  principal  and  interest  for that
                                        Distribution Date,  including mortgaged loans in bankruptcy,  foreclosure and REO, over (y) the aggregate  stated  principal  balance of all of the Mortgage Loans  immediately  preceding that
                                        Distribution Date.

Net Mortgage Rate:                     With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the Expense Fee Rate.

Net Rate Cap:                          With respect to any  Distribution  Date and any class of LIBOR  Certificates,  the lesser of (i)
                                       the Net WAC Cap Rate and (ii) the Available Funds Rate.

Net WAC Cap Rate:                      With respect to any  Distribution  Date, a per annum rate (which will not be less than zero) equal to (i) the product of (a) the weighted  average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage  Rates in effect for the scheduled  payments due on such Mortgage  Loans during the related due period, and (b) a fraction  expressed as a percentage,  the numerator of which is 30 and the  denominator of which is the actual number of days in the related  Interest
                                        Accrual  Period,  minus (ii) the  product  of (a) a fraction  expressed  as a  percentage,  the numerator of which is the amount of any net swap payments or swap  termination  payment not due to a swap provider trigger event owed to the Swap Provider as of such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of such
                                        Distribution  Date  (before  giving  effect to  distributions  of  principal to be made on that distribution date), and (b) a fraction expressed as a percentage, the numerator of which is 360 and the  denominator  of which is the actual  number of days in the  related  Interest  Accrual
                                        Period.

Available Funds Rate:                  With respect to any  Distribution  Date, a per annum rate equal to the product of (x) the Interest
                                        Remittance  Amount plus full and partial principal  prepayments  received on the Mortgage Loans and available to be distributed on that Distribution Date and (y) a fraction,  the numerator of which is 12 and the  denominator  of which is the  aggregate  stated  principal  balance of the
                                        Mortgage  Loans  before  giving  effect  to  distributions  of  principal  to be  made  on that
                                        Distribution  Date,  adjusted  to a rate  based on the  actual  number of days in a month and a
                                        360-day year.

Available Distribution Amount:         For any Distribution  Date, an amount (net of (i) amounts  reimbursable to the master servicer and any subservicer  (ii) any net swap payment to the swap provider and (iii) any swap  termination payment owed to the swap  provider not due to a swap provider  trigger  event) equal to (a) the aggregate amount of scheduled  payments on the mortgage loans due during the related due period and  received on or prior to the related  determination  date,  after  deduction  of the master servicing fees and  subservicing  fees in respect of the mortgage  loans for that  Distribution
                                        Date,  (b)  unscheduled  payments,  including  mortgagor  prepayments  on the  mortgage  loans, insurance proceeds, liquidation proceeds and subsequent recoveries from the mortgage loans, and proceeds from  repurchases of and  substitutions  for the mortgage loans  occurring  during the preceding  calendar month, and (c) all Advances made for that  Distribution  Date in respect of the mortgage loans.

Interest Remittance Amount:            With respect to any  Distribution  Date,  the interest  received or advanced with respect to the
                                        Mortgage  Loans,  net of the  Expense  Fee  Rate  and  net of any  net  swap  payments  or swap termination  payments not due to a swap provider  trigger event owed to the swap provider as of such Distribution Date.

Basis Risk Shortfall:                  With  respect  to any class of Class A,  Class M and Class B  Certificates  and any  Distribution
                                        Date on which the Net Rate Cap is used to  determine  the  pass-through  rate for that class of certificates,  an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated  at a rate  equal to  one-month  LIBOR plus the  related  margin  over (ii)  accrued certificate  interest for that class  calculated  assuming the Net Rate Cap is equal to the Net
                                        WAC Cap Rate; plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon at a rate equal to one-month LIBOR plus the related margin to the extent not previously paid from Net Monthly Excess Cashflow or the Supplemental Interest Trust.

Prepayment Interest Shortfalls:        With respect to any Distribution Date, the aggregate shortfall,  if any, in collections of interest resulting from mortgagor  prepayments on the Mortgage Loans during the Prepayment Period. These shortfalls will result because  interest on prepayments in full is distributed only to the date of  prepayment,  and  because no interest  is  distributed  on  prepayments  in part,  as these prepayments  in part are applied to reduce the  outstanding  principal  balance of the Mortgage
                                        Loans as of the due date  immediately  preceding  the date of  prepayment.  No assurance can be given that the amounts  available to cover  Prepayment  Interest  Shortfalls will be sufficient therefore.  Any Prepayment Interest Shortfalls not covered by Master Servicing  Compensation or
                                        Net Monthly  Excess Cash Flow and allocated to a class of Offered and Non Offered  Certificates will accrue interest at the then applicable  pass-through rate on that class of Offered and Non
                                        Offered  Certificates.  Prepayment  Interest  Shortfalls  will be allocated on a pro rata basis among the certificates.

Relief Act Shortfalls:                 With respect to any Distribution Date, the shortfall,  if any, in collections of interest resulting from the  Servicemembers  Civil Relief Act or similar  legislation  or  regulation.  Relief Act
                                        Shortfalls  will be covered by available Net Monthly Excess Cashflow in the current period only as described  under "Net Monthly  Excess  Cashflow  Distributions."  Any Relief Act  Shortfalls
                                        allocated to the Offered and Non Offered Certificates for the current period not covered by Net
                                        Monthly Excess  Cashflow will remain unpaid.  Relief Act Shortfalls  will be allocated on a pro rata basis among the certificates.

Interest Distribution Amount:          With respect to any Distribution Date and the Offered and Non Offered Certificates,  the aggregate amount of Accrued Certificate  Interest for that Distribution Date plus any Accrued Certificate
                                        Interest remaining unpaid from any prior Distribution Date,  together with interest thereon, in each case to the extent distributed to the holders of the Offered and Non Offered  Certificates from the Available Distribution Amount.

Interest Carryforward Amount:          With respect to any Distribution Date and any class of LIBOR  Certificates,  the sum of (a) the excess,  if any, of (i) Accrued  Certificate  Interest for such class assuming the Net Rate Cap for such  Distribution  Date was equal to the Net WAC Cap Rate over  (ii)  Accrued  Certificate
                                        Interest for such class assuming the Net Rate Cap for such  Distribution  Date was equal to the
                                        Available Funds Rate and (b) interest on the amount  calculated  pursuant to clause (a) for any prior  Distribution  Date  that  remains  unreimbursed  at a rate  equal to the  lesser  of (i)
                                        one-month LIBOR plus the related margin and (ii) the Net WAC Cap Rate.

Interest Distributions:                On each  Distribution  Date,  accrued and unpaid interest (less  Prepayment  Interest  Shortfalls not covered by compensating  interest, Net Deferred Interest and Relief Act Shortfalls) will be paid to the holders of Class A, Class M and Class B Certificates to the extent of the available distribution  amount as  described  in the term  sheet  supplement  in the  following  order of priority:

                                                     1.  To the Class A Certificates, pro rata;
                                                     2.  To the Class M-1 Certificates;
                                                     3.  To the Class M-2 Certificates;
                                                     4.  To the Class M-3 Certificates;
                                                     5.  To the Class M-4 Certificates;
                                                     6.  To the Class M-5 Certificates;
                                                     7.  To the Class M-6 Certificates;
                                                     8.  To the Class M-7 Certificates;
                                                     9.  To the Class M-8 Certificates; and
                                                     10. To the Class B Certificates.

Principal Payments:                    The Class A Principal Distribution Amount, with respect to the Class A Certificates, will be distributed  to the Class A-1,  Class A-2 and Class A-3  Certificates,  pro rata,  until  their
                                        Certificate Principal Balances have been reduced to zero.

                                        The Class B  Certificates  will be  subordinate  to the Class M  Certificates,  and the Class M
                                        Certificates will be subordinate to the Class A Certificates.  The Class M Certificates and the
                                        Class B Certificates will not receive any principal  payments before the Stepdown Date, or if a
                                        Trigger Event is in effect,  unless the aggregate  certificate principal balance of the Class A
                                        Certificates  have been reduced to zero.  In such case,  the Class M  Certificates  and Class B
                                        Certificates will receive the Principal Distribution Amount sequentially.

                                        On or after the  Stepdown  Date and if a Trigger  Event is not in effect,  or if the  aggregate certificate  principal  balance  of the Class A  Certificates  has been  reduced  to zero,  the remaining Principal Distribution Amount will be distributed in the following order of priority:
                                        to the Class M-1 Certificates,  the Class M-1 Principal  Distribution  Amount, to the Class M-2
                                        Certificates,  the Class M-2 Principal Distribution Amount, to the Class M-3 Certificates,  the
                                        Class M-3 Principal Distribution Amount, to the Class M-4 Certificates, the Class M-4 Principal
                                        Distribution  Amount,  to the Class M-5  Certificates,  the  Class M-5  Principal  Distribution
                                        Amount,  to the Class M-6  Certificates,  the Class M-6 Principal  Distribution  Amount, to the
                                        Class  M-7  Certificates,  the  Class  M-7  Principal  Distribution  Amount,  to the  Class M-8
                                        Certificates, the Class M-8 Principal Distribution Amount, and to the Class B Certificates, the
                                        Class B Principal  Distribution  Amount,  in each case until the certificate  principal balance thereof has been reduced to zero.

Principal Distribution Amount:          With  respect to any  Distribution  Date,  the lesser of (a) the excess of (i) the  available distribution  amount  over  (ii)  the  Interest  Distribution  Amount  and  (b)  the sum of the
                                        following:

                                                     1.  the principal  portion of all scheduled  monthly payments on the mortgage loans received or advanced with respect to the related due period;

                                                     2.  the principal  portion of all proceeds of the repurchase of Mortgage  Loans,
                                                         or,  in  the  case  of  a  substitution,   amounts  representing  a  principal
                                                         adjustment,  as required by the pooling  and  servicing  agreement  during the preceding calendar month;

                                                     3.  the principal  portion of all other unscheduled  collections  received on the mortgage  loans  during the  preceding  calendar  month other than  Subsequent
                                                         Recoveries,  including,  without limitation,  Insurance Proceeds,  Liquidation
                                                         Proceeds and, except to the extent applied to offset Deferred  Interest,  full and partial Principal  Prepayments made by the respective  mortgagors,  to the extent not  distributed  in the  preceding  month or, in the case of Principal
                                                         Prepayments in full, during the related Prepayment Period;

                                                     4.  the lesser of (a) the Net Monthly Excess Cash Flow for that  Distribution  Date, and (b) the principal portion of any Realized Losses allocated to any class of
                                                         Offered  and  Non  Offered  Certificates  on a  prior  Distribution  Date  and remaining  unpaid,  to the extent  covered by Subsequent  Recoveries  for that
                                                         Distribution   Date  as  described   under  "Net  Monthly   Excess  Cash  Flow
                                                         Distributions";

                                                     5.  the lesser of (a) the Net Monthly  Excess Cash Flow for that  Distribution  Date, to the extent not used pursuant to clause (4) above on such  Distribution Date and (b) the principal  portion of any Realized Losses  incurred,  or deemed to have been incurred, on any mortgage loans in the calendar month preceding that
                                                         Distribution  Date  to the  extent  covered  by  Excess  Cash  Flow  for  that
                                                         Distribution   Date  as  described   under  "Net  Monthly   Excess  Cash  Flow
                                                         Distributions";

                                                     6.  the lesser of (a) the Net Monthly  Excess Cash Flow for that  Distribution  Date, to the  extent  not  used  pursuant  to  clauses  (4)  and (5)  above  on such
                                                         Distribution  Date, and (b) the amount of any  Overcollateralization  Increase
                                                         Amount for that Distribution Date; and

                                                     7.  amounts available pursuant to clause (iii) under "The Swap Agreement",

                                                         minus

                                                     8.  the amount of any Overcollateralization Reduction Amount for that Distribution
                                                         Date; and

                                                     9.  any  related  Capitalization  Reimbursement  Amount as  further  defined in the
                                                         Term Sheet Supplement for this transaction.

                                       In no event will the Principal Distribution Amount on any Distribution Date be less than zero or greater than the  aggregate  outstanding  Certificate  Principal  Balance of the Offered and Non
                                       Offered Certificates.

Principal Remittance Amount:           For any Distribution  Date, the sum of the following  amounts:  (i) the principal  portion of all scheduled  monthly  payments on the  Mortgage  Loans  received or advanced  with  respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of the Mortgage
                                       Loans or, in the case of substitution,  amounts  representing a principal adjustment as required in the pooling and  servicing  agreement  during the  preceding  calendar  month;  and (iii) the principal portion of all other unscheduled collections other than subsequent recoveries received on the Mortgage Loans during the preceding calendar month including,  without  limitation,  full and partial principal prepayments made by the respective  mortgagors,  to the extent not applied to offset Deferred Interest and to the extent not distributed in the month.

Class A Principal Distribution         With respect to any Distribution Date:
Amount:
                                       1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or

                                       2.   on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                                            Date, the lesser of: (i) the Principal  Distribution Amount for that Distribution Date; and
                                            (ii)  the  excess  of (a)  the  aggregate  certificate  principal  balance  of the  Class A
                                            Certificates  immediately  prior to that  Distribution  Date over (b) the lesser of (x) the product of (1)  approximately  83.500% for any Distribution  Date prior to the Distribution
                                            Date in July  2013 and  approximately  86.800%  for any  Distribution  Date on or after the
                                            Distribution  Date in July  2013 and (2) the  aggregate  stated  principal  balance  of the
                                            Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class B Principal Distribution         With respect to any Distribution Date:
Amount:
                                       1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect
                                            for  that  Distribution  Date,  the  remaining  Principal   Distribution  Amount  for  that
                                            Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class
                                            M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution  Amount,  Class M-3
                                            Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal
                                            Distribution  Amount,  Class  M-6  Principal   Distribution  Amount,  Class  M-7  Principal
                                            Distribution Amount and Class M-8 Principal Distribution Amount, or

                                       2.   on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                                            Date, the lesser of: (i) the remaining Principal  Distribution Amount for that Distribution
                                            Date after distribution of the Class A Principal  Distribution  Amount, Class M-1 Principal
                                            Distribution  Amount,  Class  M-2  Principal   Distribution  Amount,  Class  M-3  Principal
                                            Distribution  Amount,  Class  M-4  Principal   Distribution  Amount,  Class  M-5  Principal
                                            Distribution  Amount,  Class  M-6  Principal   Distribution  Amount,  Class  M-7  Principal
                                            Distribution Amount and Class M-8 Principal  Distribution Amount and (ii) the excess of (a)
                                            the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class
                                            M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6,  Class M-7 and Class M-8  Certificates
                                            (after taking into account the payment of the Class A Principal  Distribution Amount, Class
                                            M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution  Amount,  Class M-3
                                            Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal
                                            Distribution  Amount,  Class  M-6  Principal   Distribution  Amount,  Class  M-7  Principal
                                            Distribution Amount and Class M-8 Principal Distribution Amount for that Distribution Date)
                                            and (2) the certificate principal balance of the Class B Certificates  immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately  98.750%
                                            for any  Distribution  Date prior to the Distribution  Date in July 2013 and  approximately
                                            99.000% for any Distribution  Date on or after the  Distribution  Date in July 2013 and (2)
                                            the  aggregate  stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the  Mortgage  Loans after  giving  effect to  distributions  to be made on that
                                            Distribution Date, less the Overcollateralization Floor.

Class M-1 Principal Distribution       With respect to any Distribution Date:
Amount:
                                       1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect
                                            for  that  Distribution  Date,  the  remaining  Principal   Distribution  Amount  for  that
                                            Distribution Date after distribution of the Class A Principal Distribution Amount, or

                                       2.   on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                                            Date, the lesser of: (i) the remaining Principal  Distribution Amount for that Distribution
                                            Date after distribution of the Class A Principal  Distribution  Amount; and (ii) the excess of (a)  the  sum of  (1)  the  aggregate  certificate  principal  balance  of the  Class  A
                                            Certificates  (after taking into account the payment of the Class A Principal  Distribution
                                            Amount) and (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately
                                            87.875%  for any  Distribution  Date  prior  to the  Distribution  Date in  July  2013  and approximately  90.300% for any Distribution  Date on or after the Distribution Date in July
                                            2013 and (2) the  aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the aggregate stated
                                            principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-2 Principal Distribution         With respect to any Distribution Date:
Amount:
                                        1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect
                                            for  that  Distribution  Date,  the  remaining  Principal   Distribution  Amount  for  that
                                            Distribution Date after distribution of the Class A Principal Distribution Amount and Class
                                            M-1 Principal Distribution Amount, or

                                        2.   on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                                            Date, the lesser of: (i) the remaining Principal  Distribution Amount for that Distribution
                                            Date  after  distribution  of the  Class A  Principal  Distribution  Amount  and  Class M-1
                                            Principal  Distribution  Amount;  and (ii) the  excess of (a) the sum of (1) the  aggregate certificate principal balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of the Class A Principal  Distribution Amount and Class M-1
                                            Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-2 Certificates  immediately prior to that Distribution Date over (b)
                                            the lesser of (x) the product of (1) approximately  90.875% for any Distribution Date prior to the Distribution Date in July 2013 and  approximately  92.700% for any Distribution Date on or after the  Distribution  Date in July  2013 and (2) the  aggregate  stated  principal balance of the  Mortgage  Loans after  giving  effect to  distributions  to be made on that
                                            Distribution  Date and (y) the aggregate  stated  principal  balance of the Mortgage  Loans after  giving  effect  to  distributions  to be made on that  Distribution  Date,  less the
                                            Overcollateralization Floor.

Class M-3 Principal Distribution       With respect to any Distribution Date:
Amount:
                                       1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect
                                            for  that  Distribution  Date,  the  remaining  Principal   Distribution  Amount  for  that
                                            Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class
                                            M-1 Principal Distribution Amount, and Class M-2 Principal Distribution Amount, or

                                       2.   on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                                            Date, the lesser of: (i) the remaining Principal  Distribution Amount for that Distribution
                                            Date after distribution of the Class A Principal  Distribution  Amount, Class M-1 Principal
                                            Distribution Amount and Class M-2 Principal Distribution Amount; and (ii) the excess of (a)
                                            the sum of (1) the aggregate  certificate  principal  balance of the Class A, Class M-1 and
                                            Class M-2  Certificates  (after  taking  into  account the payment of the Class A Principal
                                            Distribution  Amount, the Class M-1 Principal  Distribution  Amount and Class M-2 Principal
                                            Distribution  Amount for that Distribution Date) and (2) the certificate  principal balance of the Class M-3  Certificates  immediately  prior to that  Distribution  Date over (b) the lesser of (x) the product of (1)  approximately  92.125% for any Distribution Date prior to the Distribution Date in July 2013 and  approximately  93.700% for any Distribution Date on or after the Distribution  Date in July 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution
                                            Date and (y) the  aggregate  stated  principal  balance of the Mortgage  Loans after giving
                                            effect   to   distributions   to  be   made   on   that   Distribution   Date,   less   the
                                            Overcollateralization Floor.

Class M-4 Principal Distribution       With respect to any Distribution Date:
Amount:
                                       1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect
                                            for  that  Distribution  Date,  the  remaining  Principal   Distribution  Amount  for  that
                                            Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class
                                            M-1 Principal  Distribution Amount,  Class M-2 Principal  Distribution Amount and Class M-3
                                            Principal Distribution Amount, or

                                       2.   on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                                            Date, the lesser of: (i) the remaining Principal  Distribution Amount for that Distribution
                                            Date after distribution of the Class A Principal  Distribution  Amount, Class M-1 Principal
                                            Distribution  Amount,  Class M-2  Principal  Distribution  Amount  and Class M-3  Principal
                                            Distribution  Amount;  and (ii) the excess of (a) the sum of (1) the aggregate  certificate principal  balance of the Class A, Class M-1, Class M-2 and Class M-3  Certificates  (after taking into  account the payment of the Class A Principal  Distribution  Amount,  Class M-1
                                            Principal  Distribution  Amount,  Class M-2  Principal  Distribution  Amount  and Class M-3
                                            Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates  immediately prior to that Distribution Date over (b)
                                            the lesser of (x) the product of (1) approximately  93.375% for any Distribution Date prior to the Distribution Date in July 2013 and  approximately  94.700% for any Distribution Date on or after the  Distribution  Date in July  2013 and (2) the  aggregate  stated  principal balance of the  Mortgage  Loans after  giving  effect to  distributions  to be made on that
                                            Distribution  Date and (y) the aggregate  stated  principal  balance of the Mortgage  Loans after  giving  effect  to  distributions  to be made on that  Distribution  Date,  less the
                                            Overcollateralization Floor.

Class M-5 Principal Distribution       With respect to any Distribution Date:
Amount:
                                       1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect
                                            for  that  Distribution  Date,  the  remaining  Principal   Distribution  Amount  for  that
                                            Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class
                                            M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution  Amount,  Class M-3
                                            Principal Distribution Amount and Class M-4 Principal Distribution Amount, or

                                       2.   on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                                            Date, the lesser of: (i) the remaining Principal  Distribution Amount for that Distribution
                                            Date after distribution of the Class A Principal  Distribution  Amount, Class M-1 Principal
                                            Distribution  Amount,  Class  M-2  Principal   Distribution  Amount,  Class  M-3  Principal
                                            Distribution Amount and Class M-4 Principal Distribution Amount; and (ii) the excess of (a)
                                            the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class
                                            M-2,  Class M-3 and Class M-4  Certificates  (after  taking into account the payment of the
                                            Class A Principal  Distribution Amount, Class M-1 Principal  Distribution Amount, Class M-2
                                            Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount  and Class M-4
                                            Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates  immediately prior to that Distribution Date over (b)
                                            the lesser of (x) the product of (1) approximately  95.125% for any Distribution Date prior to the Distribution Date in July 2013 and  approximately  96.100% for any Distribution Date on or after the  Distribution  Date in July  2013 and (2) the  aggregate  stated  principal balance of the  Mortgage  Loans after  giving  effect to  distributions  to be made on that
                                            Distribution  Date and (y) the aggregate  stated  principal  balance of the Mortgage  Loans after  giving  effect  to  distributions  to be made on that  Distribution  Date,  less the
                                            Overcollateralization Floor.

Class M-6 Principal Distribution       With respect to any Distribution Date:
Amount:
                                       1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect
                                            for  that  Distribution  Date,  the  remaining  Principal   Distribution  Amount  for  that
                                            Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class
                                            M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution  Amount,  Class M-3
                                            Principal  Distribution  Amount,  Class M-4 Principal  Distribution  Amount,  and Class M-5
                                            Principal Distribution Amount, or

                                       2.   on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                                            Date, the lesser of: (i) the remaining Principal  Distribution Amount for that Distribution
                                            Date after distribution of the Class A Principal  Distribution  Amount, Class M-1 Principal
                                            Distribution  Amount,  Class  M-2  Principal   Distribution  Amount,  Class  M-3  Principal
                                            Distribution  Amount,  Class  M-4  Principal   Distribution  Amount,  Class  M-5  Principal
                                            Distribution and (ii) the excess of (a) the sum of (1) the aggregate  certificate principal balance  of the  Class A,  Class  M-1,  Class  M-2,  Class  M-3,  Class  M-4 and  Class M-5
                                            Certificates  (after taking into account the payment of the Class A Principal  Distribution
                                            Amount, Class M-1 Principal  Distribution Amount, Class M-2 Principal  Distribution Amount,
                                            Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, and Class
                                            M-5  Principal  Distribution  Amount for that  Distribution  Date) and (2) the  certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)  approximately  96.375% for any  Distribution
                                            Date  prior  to the  Distribution  Date in July  2013  and  approximately  97.100%  for any
                                            Distribution  Date on or after the  Distribution  Date in July  2013 and (2) the  aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the  aggregate  stated  principal  balance  of the
                                            Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date, less the Overcollateralization Floor.

Class M-7 Principal Distribution       With respect to any Distribution Date:
Amount:
                                       1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect
                                            for  that  Distribution  Date,  the  remaining  Principal   Distribution  Amount  for  that
                                            Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class
                                            M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution  Amount,  Class M-3
                                            Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal
                                            Distribution Amount, and Class M-6 Principal Distribution Amount, or

                                       2.   on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                                            Date, the lesser of: (i) the remaining Principal  Distribution Amount for that Distribution
                                            Date after distribution of the Class A Principal  Distribution  Amount, Class M-1 Principal
                                            Distribution  Amount,  Class  M-2  Principal   Distribution  Amount,  Class  M-3  Principal
                                            Distribution  Amount,  Class  M-4  Principal   Distribution  Amount,  Class  M-5  Principal
                                            Distribution Amount, and Class M-6 Principal Distribution Amount and (ii) the excess of (a)
                                            the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class
                                            M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates  (after taking into account the payment of the Class A Principal  Distribution Amount, Class M-1 Principal Distribution
                                            Amount, Class M-2 Principal  Distribution Amount, Class M-3 Principal  Distribution Amount,
                                            Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, and Class
                                            M-6  Principal  Distribution  Amount for that  Distribution  Date) and (2) the  certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)  approximately  97.250% for any  Distribution
                                            Date  prior  to the  Distribution  Date in July  2013  and  approximately  97.800%  for any
                                            Distribution  Date on or after the  Distribution  Date in July  2013 and (2) the  aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the  aggregate  stated  principal  balance  of the
                                            Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date, less the Overcollateralization Floor.

Class M-8 Principal Distribution       With respect to any Distribution Date:
Amount:
                                       1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect
                                            for  that  Distribution  Date,  the  remaining  Principal   Distribution  Amount  for  that
                                            Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class
                                            M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution  Amount,  Class M-3
                                            Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal
                                            Distribution  Amount,  Class M-6  Principal  Distribution  Amount,  and Class M-7 Principal
                                            Distribution Amount, or

                                       2.   on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                                            Date, the lesser of: (i) the remaining Principal  Distribution Amount for that Distribution
                                            Date after distribution of the Class A Principal  Distribution  Amount, Class M-1 Principal
                                            Distribution  Amount,  Class  M-2  Principal   Distribution  Amount,  Class  M-3  Principal
                                            Distribution  Amount,  Class  M-4  Principal   Distribution  Amount,  Class  M-5  Principal
                                            Distribution  Amount,  Class M-6  Principal  Distribution  Amount,  and Class M-7 Principal
                                            Distribution  Amount  and (ii) the excess of (a) the sum of (1) the  aggregate  certificate principal  balance of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5,
                                            Class M-6 and Class M-7 Certificates  (after taking into account the payment of the Class A
                                            Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal
                                            Distribution  Amount,  Class  M-3  Principal   Distribution  Amount,  Class  M-4  Principal
                                            Distribution  Amount,  Class  M-5  Principal   Distribution  Amount,  Class  M-6  Principal
                                            Distribution  Amount,  and Class M-7 Principal  Distribution  Amount for that  Distribution
                                            Date) and (2) the certificate  principal balance of the Class M-8 Certificates  immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately
                                            98.000%  for any  Distribution  Date  prior  to the  Distribution  Date in  July  2013  and approximately  98.400% for any Distribution  Date on or after the Distribution Date in July
                                            2013 and (2) the  aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the aggregate stated
                                            principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Net Monthly Excess Cashflow            On each Distribution Date, the Net Monthly Excess Cashflow will be distributed among the Certificates
Distributions:                          in the following order of priority:

                                       1.   To pay to holders of the class or classes of certificates then entitled to receive  distributions in respect of principal (as described  above),  the  principal  portion of realized  losses previously  allocated to reduce the certificate  principal balance of any of the Class A-2,
                                            Class A-3, Class M, and Class B Certificates  and remaining  unreimbursed,  but only to the extent of subsequent recoveries;

                                       2.   As part of the  Principal  Distribution  Amount,  to pay to the holders of the Offered and
                                            Non Offered  Certificates then entitled to receive  distribution of principal (as described above) in reduction of their  certificate  principal  balances,  the  principal  portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

                                       3.   To pay any  Overcollateralization  Increase Amount to the class or classes of certificates then entitled to receive distributions in respect of principal;

                                       4.   To pay the holders of the Class A, Class M and Class B  Certificates,  pro rata,  based on
                                            Prepayment  Interest  Shortfalls  allocated thereto,  the amount of any Prepayment Interest
                                            Shortfalls  allocated  thereto  for that  Distribution  Date,  to the extent not covered by
                                            Eligible Master Servicing Compensation on that Distribution Date;

                                       5.   To pay the  holders  of the Class A,  Class M and Class B  Certificates,  pro rata,  based on unpaid Prepayment  Interest  Shortfalls  previously  allocated  thereto,  any Prepayment
                                            Interest  Shortfalls  remaining unpaid from prior Distribution Dates together with interest thereon;

                                       6.   To the holders of the Class A Certificates,  pro rata, then to the holders of the Class M
                                            Certificates,  in order of priority,  and then to the holders of the Class B  Certificates, any  Interest  Carryforward  Amounts  allocated  thereto  that  remains  unpaid  as of  the
                                            Distribution Date;

                                       7.   To the holders of the Class A Certificates,  pro rata, then to the holders of the Class M
                                            Certificates,  in order of priority,  and then to the holders of the Class B  Certificates, any Basis Risk  Shortfalls  allocated  thereto that remains  unpaid as of the  Distribution
                                            Date;

                                       8.   To pay the holders of the Class A, Class M and Class B  Certificates,  pro rata,  based on
                                            Relief Act Shortfalls allocated thereto on that Distribution Date, the amount of any Relief
                                            Act Shortfalls occurring in the current interest accrual period;

                                       9.   To pay to the holders of the Class A-2 Certificates,  first, then to the holders of the Class
                                            A-3  Certificates,  then to the holders of the Class M Certificates,  in order of priority, and then to the holders of the Class B Certificates,  the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

                                       10.  To the supplemental interest trust for the payment of any remaining Swap Termination Payments due to a swap provider trigger event; and

                                       11.  To pay the holders of the Class SB Certificates and Class R Certificates any balance remaining in accordance  with the terms of the pooling and servicing agreement.

Allocation of Losses:                  Realized losses on the Mortgage Loans will be allocated as follows: first, to Net Monthly Excess
                                       Cashflow; second, to net swap payments, if any, from the Swap Provider, third, by a reduction in the Overcollateralization Amount until reduced to zero; fourth to the Class B Certificates until the  certificate  principal  balance  thereof has been reduced to zero;  fifth, to the Class M-8
                                       Certificates until the certificate  principal balance thereof has been reduced to zero; sixth to the Class M-7 Certificates  until the certificate  principal balance thereof has been reduced to zero; seventh, to the Class M-6 Certificates until the certificate principal balance thereof has been reduced to zero;  eighth,  to the Class M-5  Certificates  until the certificate  principal balance  thereof  has been  reduced  to zero;  ninth,  to the Class M-4  Certificates  until the certificate  principal  balance  thereof  has been  reduced  to zero;  tenth,  to the  Class M-3
                                       Certificates until the certificate principal balance thereof has been reduced to zero; eleventh, to the Class M-2 Certificates  until the certificate  principal balance thereof has been reduced to zero; twelfth, to the Class M-1 Certificates until the certificate  principal balance thereof has been  reduced  to zero,  thirteenth,  to the Class A-3  Certificates  until the  certificate principal  balance  thereof  has  been  reduced  to  zero,  and  fourteenth,  to the  Class  A-2
                                       Certificates  until the certificate  principal  balance thereof has been reduced to zero.  There will be no realized losses allocated to the Class A-1 Certificates  until the final Distribution
                                       Date.

Appendix A

Swap Agreement.  On the Closing Date, the Supplemental Interest Trust Trustee will enter into a swap agreement with an initial swap notional amount beginning on the August 2007 Distribution Date of $575,327,680. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement (except for the first Distribution Date), the supplemental interest trust shall be obligated to pay an amount equal to a per annum rate of 5.465% (on an actual/360 basis) on the swap notional amount to the Swap
Provider and the supplemental interest trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the swap notional amount from the Swap Provider.

                                                             Swap Schedule
____________________________________________________________________________________________________________________________________________
    Period         Distribution Date      Swap Notional Amount ($)           Period      Distribution Date      Swap Notional Amount ($)
____________________________________________________________________________________________________________________________________________
       1               25-Jul-07                     N/A                       32            25-Feb-10                 189,516,601
____________________________________________________________________________________________________________________________________________
       2               25-Aug-07                 575,327,680                   33            25-Mar-10                 182,611,298
____________________________________________________________________________________________________________________________________________
       3               25-Sep-07                 554,434,965                   34            25-Apr-10                 175,955,309
____________________________________________________________________________________________________________________________________________
       4               25-Oct-07                 534,301,767                   35            25-May-10                 169,538,757
____________________________________________________________________________________________________________________________________________
       5               25-Nov-07                 514,900,310                   36            25-Jun-10                 163,353,792
____________________________________________________________________________________________________________________________________________
       6               25-Dec-07                 496,203,842                   37            25-Jul-10                 157,388,951
____________________________________________________________________________________________________________________________________________
       7               25-Jan-08                 478,186,592                   38            25-Aug-10                 151,639,399
____________________________________________________________________________________________________________________________________________
       8               25-Feb-08                 460,823,738                   39            25-Sep-10                 146,097,315
____________________________________________________________________________________________________________________________________________
       9               25-Mar-08                 444,091,369                   40            25-Oct-10                 140,755,166
____________________________________________________________________________________________________________________________________________
      10               25-Apr-08                 427,966,453                   41            25-Nov-10                 135,605,451
____________________________________________________________________________________________________________________________________________
      11               25-May-08                 412,426,804                   42            25-Dec-10                 130,641,238
____________________________________________________________________________________________________________________________________________
      12               25-Jun-08                 397,451,051                   43            25-Jan-11                 125,854,032
____________________________________________________________________________________________________________________________________________
      13               25-Jul-08                 383,018,608                   44            25-Feb-11                 121,237,771
____________________________________________________________________________________________________________________________________________
      14               25-Aug-08                 369,109,645                   45            25-Mar-11                 116,787,984
____________________________________________________________________________________________________________________________________________
      15               25-Sep-08                 355,705,059                   46            25-Apr-11                 112,472,357
____________________________________________________________________________________________________________________________________________
      16               25-Oct-08                 342,786,448                   47            25-May-11                 108,310,939
____________________________________________________________________________________________________________________________________________
      17               25-Nov-08                 330,336,087                   48            25-Jun-11                 104,300,445
____________________________________________________________________________________________________________________________________________
      18               25-Dec-08                 318,336,899                   49            25-Jul-11                 100,434,913
____________________________________________________________________________________________________________________________________________
      19               25-Jan-09                 306,772,434                   50            25-Aug-11                 96,708,392
____________________________________________________________________________________________________________________________________________
      20               25-Feb-09                 295,626,847                   51            25-Sep-11                 93,116,985
____________________________________________________________________________________________________________________________________________
      21               25-Mar-09                 284,884,871                   52            25-Oct-11                 89,650,965
____________________________________________________________________________________________________________________________________________
      22               25-Apr-09                 274,531,801                   53            25-Nov-11                 86,307,255
____________________________________________________________________________________________________________________________________________
      23               25-May-09                 264,553,470                   54            25-Dec-11                 83,083,310
____________________________________________________________________________________________________________________________________________
      24               25-Jun-09                 254,936,229                   55            25-Jan-12                 79,942,330
____________________________________________________________________________________________________________________________________________
      25               25-Jul-09                 245,666,932                   56            25-Feb-12                 76,809,111
____________________________________________________________________________________________________________________________________________
      26               25-Aug-09                 236,732,910                   57            25-Mar-12                 73,754,283
____________________________________________________________________________________________________________________________________________
      27               25-Sep-09                 228,121,962                   58            25-Apr-12                 70,812,368
____________________________________________________________________________________________________________________________________________
      28               25-Oct-09                 219,822,332                   59            25-May-12                 67,982,510
____________________________________________________________________________________________________________________________________________
      29               25-Nov-09                 211,822,693                   60            25-Jun-12                 65,256,385
____________________________________________________________________________________________________________________________________________
      30               25-Dec-09                 204,112,136                   61            25-July-12                    N/A
____________________________________________________________________________________________________________________________________________
      31               25-Jan-10                 196,680,148
____________________________________________________________________________________________________________________________________________

Stats
As of Date: 20070601
Count: 1,549
Current Balance: $600,008,792.26
AverageCurBal: $387,352.35
OrigWAC: 7.327
GWAC: 7.327
NetWAC: 6.902
GrossMargin: 2.252
NetMargin: 1.827
FICO: 711
Original LTV: 73.89
% Silent Seconds: 36.16
%CA: 60.74%
WALA: 0
OrigTerm: 360
WAM: 360
PerCap: 0.000
MaxRate: 9.952
Months to Roll: 60
Maximum 1 Zip Concentration: 0.741%

Prepayment Penalty             Count           Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV      %1H        %2H        %3H
____________________________________________________________________________________________________________________________________________________________
0                                217     94,429,082.42    15.74      7.377      2.250      1.825        0        711     73.18     0.00       0.00      0.00
6                                  1        650,694.73     0.11      7.875      2.250      1.825        1        703     77.00     0.00       0.00      0.00
12                               319    139,268,022.12    23.21      7.282      2.250      1.825        0        720     73.48   100.00       0.00      0.00
24                                53     19,682,349.80     3.28      7.160      2.250      1.825        1        714     76.05     0.00     100.00      0.00
36                               959    345,978,643.19    57.66      7.340      2.253      1.828        0        707     74.12     0.00       0.00    100.00
Total:                         1,549    600,008,792.26   100.00      7.327      2.252      1.827        0        711     73.89    23.21       3.28     57.66

Original Rate                  Count           Balance  Percent       GWAC     Margin   Net Margin     Age       FICO      LTV      %1H       %2H        %3H
____________________________________________________________________________________________________________________________________________________________
5.501 - 5.750                      1        476,000.00    0.08       5.750      2.250      1.825        0        765      80.00      0.00     0.00    100.00
5.751 - 6.000                      2        701,131.95    0.12       5.948      2.250      1.825        1        716      86.26     58.27     0.00     41.73
6.001 - 6.250                     12      6,552,490.19    1.09       6.184      2.310      1.885        1        740      70.24     20.03     9.57     70.41
6.251 - 6.500                     60     27,004,909.40    4.50       6.465      2.262      1.837        1        726      71.48     21.88     2.53     67.08
6.501 - 6.750                    115     54,005,888.12    9.00       6.702      2.250      1.825        1        731      71.53     29.78     6.64     47.05
6.751 - 7.000                    276    111,138,958.88   18.52       6.908      2.250      1.825        0        720      70.81     20.55     3.71     63.78
7.001 - 7.250                    213     86,736,132.00   14.46       7.189      2.250      1.825        0        713      72.39     30.23     3.19     47.08
7.251 - 7.500                    273    106,465,873.17   17.74       7.444      2.251      1.826        0        711      73.34     24.91     3.55     50.29
7.501 - 7.750                    258     92,188,143.51   15.36       7.689      2.250      1.825        0        708      76.69     20.88     2.56     63.51
7.751 - 8.000                    178     59,130,205.43    9.85       7.911      2.250      1.825        0        690      78.60     22.88     1.96     61.52
8.001 - 8.250                    160     55,393,272.71    9.23       8.125      2.256      1.831        0        684      77.47     12.99     1.08     66.58
8.251 - 8.500                      1        215,786.90    0.04       8.375      2.250      1.825        1        661      75.00      0.00     0.00      0.00
Total:                         1,549    600,008,792.26  100.00       7.327      2.252      1.827        0        711      73.89     23.21     3.28     57.66
min: 5.750
max: 8.375
wa: 7.327

Current Rate                   Count           Balance  Percent      GWAC      Margin   Net Margin     Age       FICO      LTV      %1H       %2H        %3H
____________________________________________________________________________________________________________________________________________________________
5.501 - 5.750                      1        476,000.00    0.08       5.750      2.250      1.825        0        765      80.00      0.00     0.00    100.00
5.751 - 6.000                      2        701,131.95    0.12       5.948      2.250      1.825        1        716      86.26     58.27     0.00     41.73
6.001 - 6.250                     12      6,552,490.19    1.09       6.184      2.310      1.885        1        740      70.24     20.03     9.57     70.41
6.251 - 6.500                     60     27,004,909.40    4.50       6.465      2.262      1.837        1        726      71.48     21.88     2.53     67.08
6.501 - 6.750                    115     54,005,888.12    9.00       6.702      2.250      1.825        1        731      71.53     29.78     6.64     47.05
6.751 - 7.000                    276    111,138,958.88   18.52       6.908      2.250      1.825        0        720      70.81     20.55     3.71     63.78
7.001 - 7.250                    213     86,736,132.00   14.46       7.189      2.250      1.825        0        713      72.39     30.23     3.19     47.08
7.251 - 7.500                    273    106,465,873.17   17.74       7.444      2.251      1.826        0        711      73.34     24.91     3.55     50.29
7.501 - 7.750                    258     92,188,143.51   15.36       7.689      2.250      1.825        0        708      76.69     20.88     2.56     63.51
7.751 - 8.000                    178     59,130,205.43    9.85       7.911      2.250      1.825        0        690      78.60     22.88     1.96     61.52
8.001 - 8.250                    160     55,393,272.71    9.23       8.125      2.256      1.831        0        684      77.47     12.99     1.08     66.58
8.251 - 8.500                      1        215,786.90    0.04       8.375      2.250      1.825        1        661      75.00      0.00     0.00      0.00
Total:                         1,549    600,008,792.26  100.00       7.327      2.252      1.827        0        711      73.89     23.21     3.28     57.66
min: 5.750
max: 8.375
wa: 7.327

Principal Balance              Count           Balance   Percent     GWAC      Margin   Net Margin     Age       FICO      LTV       %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
50,001 - 100,000                  20      1,674,027.51     0.28      7.640      2.250      1.825        0        710      65.83     20.64     0.00     74.48
100,001 - 150,000                 78     10,013,003.98     1.67      7.405      2.250      1.825        0        722      71.13     16.17     1.44     68.13
150,001 - 200,000                179     31,282,093.01     5.21      7.514      2.250      1.825        0        715      74.32     16.75     2.34     72.78
200,001 - 250,000                189     42,635,143.59     7.11      7.405      2.250      1.825        0        710      73.44     17.37     5.31     62.86
250,001 - 275,000                 79     20,790,002.80     3.46      7.408      2.250      1.825        1        706      74.64     16.34     5.04     59.31
275,001 - 350,000                257     80,195,490.09    13.37      7.376      2.254      1.829        0        710      74.73     20.47     3.00     64.03
350,001 - 400,000                167     62,702,926.65    10.45      7.383      2.256      1.831        0        698      74.49     17.37     5.47     65.33
400,001 - 450,000                138     58,508,784.29     9.75      7.367      2.257      1.832        0        699      75.90     25.91     2.21     58.77
450,001 - 500,000                127     60,675,432.06    10.11      7.374      2.250      1.825        0        710      77.11     19.84     1.53     62.21
500,001 - 550,000                 70     36,463,205.17     6.08      7.311      2.250      1.825        1        713      77.22     24.33     5.67     54.35
550,001 - 600,000                 53     30,473,649.47     5.08      7.351      2.250      1.825        0        710      76.24     20.56     3.75     60.65
600,001 - 750,000                100     65,669,008.57    10.94      7.274      2.250      1.825        0        712      73.88     21.20     3.98     57.04
750,001 - 850,000                 25     20,246,004.47     3.37      7.172      2.250      1.825        0        725      70.76     39.75     7.99     31.77
850,001 - 950,000                 20     17,818,317.00     2.97      7.266      2.250      1.825        0        703      73.60     19.71     0.00     50.26
950,001 - 1,000,000               19     18,666,353.75     3.11      7.081      2.250      1.825        0        726      70.56     36.83     0.00     31.52
1,000,001 - 1,250,000             11     12,066,443.28     2.01      7.023      2.250      1.825        0        731      62.35     55.14     0.00     44.86
1,250,001 - 1,500,000             10     13,641,471.55     2.27      7.084      2.250      1.825        1        727      70.96     48.27     0.00     42.07
1,500,001 - 1,750,000              1      1,504,234.70     0.25      6.125      2.250      1.825        2        716      69.00      0.00     0.00    100.00
1,750,001 - 2,000,000              3      5,588,200.32     0.93      6.961      2.250      1.825        0        734      55.25     32.27     0.00     33.73
2,000,001 - 2,250,000              1      2,175,000.00     0.36      6.625      2.250      1.825        0        710      61.00      0.00     0.00      0.00
2,250,001 >=                       2      7,220,000.00     1.20      7.281      2.250      1.825        0        749      55.91     58.45     0.00      0.00
Total:                         1,549    600,008,792.26   100.00      7.327      2.252      1.827        0        711      73.89     23.21     3.28     57.66
min: 50,900
max: 4,220,000
avg: 387,352

Original Term                  Count           Balance   Percent     GWAC      Margin   Net Margin     Age      FICO       LTV      %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
360                            1,549    600,008,792.26    100.00     7.327      2.252      1.827        0        711      73.89     23.21     3.28     57.66
Total:                         1,549    600,008,792.26    100.00     7.327      2.252      1.827        0        711      73.89     23.21     3.28     57.66
min: 360
max: 360
wa: 360

Balloon                        Count           Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H        %3H
____________________________________________________________________________________________________________________________________________________________
N                              1,435    551,461,425.16     91.91     7.308      2.252      1.827        0        711      73.99     24.65     3.57     54.71
Y                                114     48,547,367.10      8.09     7.536      2.250      1.825        0        712      72.79      6.92     0.00     91.22
Total:                         1,549    600,008,792.26    100.00     7.327      2.252      1.827        0        711      73.89     23.21     3.28     57.66

Original Amortization Term
                                Count          Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H        %3H
____________________________________________________________________________________________________________________________________________________________
360                            1,435    551,461,425.16     91.91     7.308      2.252      1.827        0        711      73.99     24.65     3.57     54.71
480                              114     48,547,367.10      8.09     7.536      2.250      1.825        0        712      72.79      6.92     0.00     91.22
Total:                         1,549    600,008,792.26    100.00     7.327      2.252      1.827        0        711      73.89     23.21     3.28     57.66
min: 360
max: 480
wa: 370

RemTerm                        Count           Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H        %3H
____________________________________________________________________________________________________________________________________________________________
355                                1        445,897.99     0.07      7.375      2.500      2.075        5        697      77.00     0.00      0.00    100.00
356                               14      4,750,129.83     0.79      7.321      2.250      1.825        4        696      77.83     11.90     3.21     40.48
357                               18      5,210,892.29     0.87      7.353      2.250      1.825        3        693      77.45     25.06     0.00     65.27
358                               80     31,397,807.45     5.23      6.869      2.250      1.825        2        728      74.32     30.63     8.88     37.18
359                              385    145,504,284.89    24.25      7.272      2.252      1.827        1        707      73.56     30.02     5.24     54.00
360                            1,051    412,699,779.81    68.78      7.381      2.252      1.827        0        711      73.88     20.38     2.21     60.57
Total:                         1,549    600,008,792.26    100.00     7.327      2.252      1.827        0        711      73.89     23.21     3.28     57.66
min: 355
max: 360
wa: 360

Age                            Count           Balance  Percent      GWAC      Margin   Net Margin     Age       FICO      LTV      %1H       %2H      %3H
____________________________________________________________________________________________________________________________________________________________
0                              1,051    412,699,779.81    68.78      7.381      2.252      1.827        0        711      73.88     20.38     2.21    60.57
1                                385    145,504,284.89    24.25      7.272      2.252      1.827        1        707      73.56     30.02     5.24    54.00
2                                 80     31,397,807.45     5.23      6.869      2.250      1.825        2        728      74.32     30.63     8.88    37.18
3                                 18      5,210,892.29     0.87      7.353      2.250      1.825        3        693      77.45     25.06     0.00    65.27
4                                 14      4,750,129.83     0.79      7.321      2.250      1.825        4        696      77.83     11.90     3.21    40.48
5                                  1        445,897.99     0.07      7.375      2.500      2.075        5        697      77.00      0.00     0.00   100.00
Total:                         1,549    600,008,792.26   100.00      7.327      2.252      1.827        0        711      73.89     23.21     3.28    57.66
min: 0
max: 5
wa: 0

States                         Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO       LTV       %1H       %2H      %3H
____________________________________________________________________________________________________________________________________________________________
CA                               828    364,450,557.41   60.74       7.286      2.252      1.827        0        712      72.92     25.06     3.44    62.36
FL                               225     67,462,770.47   11.24       7.433      2.256      1.831        0        707      74.88     25.59     1.80    61.95
AZ                                93     29,188,771.96    4.86       7.411      2.250      1.825        0        720      76.29     20.95     8.51    52.33
WA                                80     29,120,561.14    4.85       7.344      2.250      1.825        0        708      76.02     26.68     1.98    57.54
VA                                38     11,514,848.85    1.92       7.454      2.250      1.825        0        711      77.36      7.83     5.07    72.54
IL                                33      9,220,054.80    1.54       7.492      2.250      1.825        0        699      74.16     23.81     0.00     7.60
NV                                28      9,169,868.82    1.53       7.410      2.250      1.825        1        722      77.54     16.69    10.16    56.08
CO                                19      8,344,390.03    1.39       7.151      2.250      1.825        1        714      74.86     53.38     0.00    32.75
UT                                18      8,293,050.17    1.38       6.956      2.250      1.825        1        718      71.12     26.79     0.00    29.36
HI                                15      7,775,763.03    1.30       7.111      2.250      1.825        1        718      71.27     21.98    10.44    37.61
NJ                                18      7,048,089.86    1.17       7.488      2.250      1.825        0        712      83.60      0.00     0.00     0.00
OR                                28      6,582,122.42    1.10       7.516      2.250      1.825        0        701      74.41      8.35     6.14    57.08
Other                            126     41,837,943.30    6.97       7.444      2.250      1.825        0        701      74.91      7.73     0.34    45.00
Total:                         1,549    600,008,792.26  100.00       7.327      2.252      1.827        0        711      73.89     23.21     3.28    57.66

Original LTV                   Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
0.01 - 50.00                      80     23,752,694.28    3.96       7.089      2.250      1.825        0        744      39.87     17.03     1.93    58.01
50.01 - 60.00                     84     40,242,419.20    6.71       7.156      2.250      1.825        0        723      56.28     32.06     0.95    48.66
60.01 - 70.00                    258    115,390,037.28   19.23       7.149      2.253      1.828        0        712      67.44     25.08     2.96    54.90
70.01 - 75.00                    257    110,884,924.62   18.48       7.331      2.254      1.829        0        706      74.48     23.52     3.02    56.07
75.01 - 80.00                    731    266,187,829.97   44.36       7.415      2.250      1.825        0        709      79.66     22.10     3.86    61.25
80.01 - 85.00                     45     14,148,124.03    2.36       7.662      2.250      1.825        0        677      84.23     21.20     5.43    59.40
85.01 - 90.00                     62     19,690,949.68    3.28       7.488      2.266      1.841        1        699      89.48     14.16     4.34    51.39
90.01 - 95.00                     32      9,711,813.20    1.62       7.458      2.250      1.825        1        724      94.90     27.73     1.96    56.93
Total:                         1,549    600,008,792.26  100.00       7.327      2.252      1.827        0        711      73.89     23.21     3.28    57.66
min: 12.00
max: 95.00
wa: 73.89

Combined LTV                   Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
0.01 - 50.00                      76     22,121,670.63    3.69       7.120      2.250      1.825        0        742      39.26     14.55     2.07    58.65
50.01 - 60.00                     79     33,632,282.15    5.61       7.145      2.250      1.825        0        726      55.76     35.39     1.13    52.18
60.01 - 70.00                    234    106,007,433.90   17.67       7.146      2.253      1.828        0        712      66.62     25.87     3.22    51.56
70.01 - 75.00                    193     73,423,713.49   12.24       7.330      2.255      1.830        0        707      73.82     19.91     3.35    59.28
75.01 - 80.00                    378    137,612,185.02   22.94       7.410      2.251      1.826        0        712      78.75     21.33     3.80    59.24
80.01 - 85.00                     90     33,841,780.15    5.64       7.448      2.250      1.825        0        690      80.16     21.89     2.91    58.91
85.01 - 90.00                    415    165,434,731.06   27.57       7.405      2.252      1.827        0        707      79.70     24.26     3.26    58.06
90.01 - 95.00                     82     27,003,435.50    4.50       7.349      2.250      1.825        1        713      85.17     19.31     5.00    69.74
95.01 - 100.00                     2        931,560.36    0.16       7.900      2.250      1.825        1        696      78.60      0.00     0.00   100.00
Total:                         1,549    600,008,792.26  100.00       7.327      2.252      1.827        0        711      73.89     23.21     3.28    57.66
min: 12.00
max: 96.00
wa: 77.71

Silent Seconds                 Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
N                              1,049    383,058,683.12    63.84      7.320      2.253      1.828        0        712      72.48     23.17     3.42    56.67
Y                                500    216,950,109.14    36.16      7.339      2.250      1.825        0        708      76.38     23.28     3.04    59.41
Total:                         1,549    600,008,792.26   100.00      7.327      2.252      1.827        0        711      73.89     23.21     3.28    57.66

FICO                           Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H        %3H
____________________________________________________________________________________________________________________________________________________________
No FICO Available                  3        687,004.00     0.11     7.436       2.250      1.825        0          0      63.71     0.00      0.00     64.13
620 - 659                        165     54,932,469.21     9.16     7.557       2.256      1.831        0        643      73.67    14.52      1.56     65.79
660 - 699                        545    210,825,844.51    35.14     7.447       2.254      1.829        0        679      75.92    21.23      3.16     60.97
700 - 749                        501    205,925,506.05    34.32     7.256       2.250      1.825        0        721      74.11    22.53      3.93     57.63
750 - 799                        298    115,853,519.22    19.31     7.143       2.250      1.825        0        771      70.28    33.69      2.83     47.22
800 - 819                         37     11,784,449.27     1.96     7.135       2.250      1.825        0        806      70.86     9.49      6.81     63.50
Total:                         1,549    600,008,792.26   100.00     7.327       2.252      1.827        0        711      73.89    23.21      3.28     57.66
nzmin: 620
max: 817
nzwa: 711

Property Type                  Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
2-4 FAMILY                        81     31,703,384.51     5.28      7.391      2.250      1.825        1        711     72.14     23.48      3.18    58.83
ATTACHED PUD                      41     12,123,366.95     2.02      7.357      2.250      1.825        0        710     77.79     31.22      1.92    46.46
CONDO                            106     32,286,856.92     5.38      7.386      2.250      1.825        1        729     77.16     27.97      3.32    59.12
CONDO HI-RISE                     11      4,063,162.85     0.68      7.678      2.250      1.825        0        730     75.86     33.13      0.00    33.45
CONDO MID-RISE                     5      1,386,908.15     0.23      7.919      2.250      1.825        1        726     73.16     40.64      0.00     0.00
DETACHED PUD                     262    110,343,350.96    18.39      7.307      2.250      1.825        0        713     75.54     24.16      4.33    55.96
SINGLE FAMILY                  1,031    404,256,161.92    67.38      7.317      2.253      1.828        0        708     73.22     22.29      3.11    58.68
TOWNHOUSE                         12      3,845,600.00     0.64      7.203      2.250      1.825        0        735     69.70      8.22      0.00    59.76
Total:                         1,549    600,008,792.26   100.00      7.327      2.252      1.827        0        711     73.89     23.21      3.28    57.66

Occupancy Code                 Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
INVESTOR                         207     57,429,947.96     9.57      7.546      2.250      1.825        0        723      71.82     31.40     3.73    49.71
OWNER OCCUPIED                 1,282    519,573,597.21    86.59      7.306      2.252      1.827        0        708      74.01     21.44     3.32    59.77
SECOND HOME                       60     23,005,247.09     3.83      7.252      2.250      1.825        1        735      76.35     42.87     1.30    29.90
Total:                         1,549    600,008,792.26   100.00      7.327      2.252      1.827        0        711      73.89     23.21     3.28    57.66

Purpose                        Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
CASHOUT REFI                     772    284,417,202.25    47.40      7.323      2.253      1.828        0        711      71.15     20.49     3.33    63.99
PURCHASE                         212     85,606,785.23    14.27      7.349      2.250      1.825        1        719      79.40     33.70     2.99    42.50
RATE/TERM REFI                   565    229,984,804.78    38.33      7.323      2.251      1.826        0        707      75.22     22.67     3.32    55.48
Total:                         1,549    600,008,792.26   100.00      7.327      2.252      1.827        0        711      73.89     23.21     3.28    57.66

Documentation Type             Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
FULL/ALT DOC                     227     79,824,972.16    13.30      7.175      2.250      1.825        0        715      77.43     20.82     2.79    57.59
REDUCED DOC                    1,322    520,183,820.10    86.70      7.350      2.252      1.827        0        710      73.35     23.58     3.36    57.67
Total:                         1,549    600,008,792.26   100.00      7.327      2.252      1.827        0        711      73.89     23.21     3.28    57.66

Index                          Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
1 MO LIBOR                       101     41,940,486.94     6.99      7.288      2.253      1.828        0        704      72.58     30.32     5.26    47.21
1 YR LIBOR                        65     27,113,080.65     4.52      7.319      2.250      1.825        0        710      74.69     34.55     0.00    49.75
6 MO LIBOR                        14      5,711,797.69     0.95      7.456      2.250      1.825        1        722      76.11     13.54    24.55    34.71
MTA                            1,369    525,243,426.98    87.54      7.329      2.252      1.827        0        711      73.93     22.16     3.06    59.15
Total:                         1,549    600,008,792.26   100.00      7.327      2.252      1.827        0        711      73.89     23.21     3.28    57.66

Gross Margins                  Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
2.001 - 2.500                  1,546    598,876,142.46    99.81      7.328      2.250      1.825        0        711      73.88     23.25     3.29    57.58
2.501 - 3.000                      1        432,000.00     0.07      8.125      3.000      2.575        0        643      90.00      0.00     0.00   100.00
3.001 - 3.500                      2        700,649.80     0.12      6.236      3.250      2.825        0        682      72.34      0.00     0.00   100.00
Total:                         1,549    600,008,792.26   100.00      7.327      2.252      1.827        0        711      73.89     23.21     3.28    57.66
min: 2.250
max: 3.250
wa: 2.252

Max Rate                       Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
9.950                          1,548    599,528,389.06    99.92     7.327       2.252      1.827        0        711      73.93     23.15     3.28    57.71
12.500                             1        480,403.20     0.08     7.375       2.250      1.825        1        785      27.00    100.00     0.00     0.00
Total:                         1,549    600,008,792.26   100.00     7.327       2.252      1.827        0        711      73.89     23.21     3.28    57.66

min: 9.950
max: 12.500
wa: 9.952

Months to Roll                 Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
55                                 1        445,897.99     0.07     7.375       2.500      2.075        5        697     77.00       0.00     0.00   100.00
56                                14      4,750,129.83     0.79     7.321       2.250      1.825        4        696     77.83      11.90     3.21    40.48
57                                18      5,210,892.29     0.87     7.353       2.250      1.825        3        693     77.45      25.06     0.00    65.27
58                                80     31,397,807.45     5.23     6.869       2.250      1.825        2        728     74.32      30.63     8.88    37.18
59                               385    145,504,284.89    24.25     7.272       2.252      1.827        1        707     73.56      30.02     5.24    54.00
60                             1,051    412,699,779.81    68.78     7.381       2.252      1.827        0        711     73.88      20.38     2.21    60.57
Total:                         1,549    600,008,792.26   100.00     7.327       2.252      1.827        0        711     73.89      23.21     3.28    57.66

min: 55
max: 60
wa: 60

NegAm Limit                    Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
____________________________________________________________________________________________________________________________________________________________
110%                              14      5,790,448.59     0.97     7.566       2.250      1.825        1        684      74.08      7.67     0.00    16.57
115%                           1,535    594,218,343.67    99.03     7.325       2.252      1.827        0        711      73.89     23.36     3.31    58.06
Total:                         1,549    600,008,792.26   100.00     7.327       2.252      1.827        0        711      73.89     23.21     3.28    57.66